Och-Ziff Capital Management Group LLC Reports

2014 First Quarter Results

2014 First Quarter Dividend of $0.23 per Class A Share

NEW YORK, May 2, 2014 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP Net Income(1) of $23.9 million, or $0.14 per basic and diluted Class A Share, for the first quarter ended March 31, 2014. The Company also declared a $0.23 per share cash dividend on its Class A Shares for the 2014 first quarter.

Summary Highlights

•

Distributable Earnings of $127.8 million, or $0.25 per Adjusted Class A Share, for the 2014 first quarter, 7% lower than $136.9 million, or $0.29 per Adjusted Class A Share, for the 2013 first quarter.

•

Estimated assets under management of $43.5 billion as of May 1, 2014, which reflected year-to-date capital net inflows of approximately $3.6 billion and performance-related depreciation of $290.5 million.

•	Estimated year-to-date net returns through April 30, 2014 of the OZ Master Fund of -0.93%, the OZ Europe Master Fund of -1.33% and the OZ Asia Master Fund of -9.18%.

"The first quarter of this year was marked by challenging equity market conditions and increased volatility globally, and these conditions persisted into April,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. "As always, we actively managed our exposures as market conditions evolved. We have a twenty-year history of protecting capital and generating consistent, positive, absolute returns, and we believe that we are well positioned to create substantial, incremental value for our fund investors.

"We are pleased with the progress we have made towards our strategic objective of becoming a multi-product, alternative asset manager. Our year-to-date net inflows through May 1st are the highest for this period that we have had since going public in 2007, and are reflective of the growing diversification of our platforms. We experienced strong net inflows into our multi-strategy funds, as well as into our dedicated credit and long/short platforms. Additionally, we successfully completed the first two closings of our third real estate fund, raising $952.2 million through May 1st. We believe that demand will continue to grow for managers that have global reach, offer a diverse range of products, and can create customized solutions for their clients. We view this trend as a substantial growth opportunity for our business, and believe that it will result in meaningful new capital allocations to us over time from investors globally."

(1)	References to the Company’s GAAP Net Income throughout this press release refer to the Company’s GAAP Net Income Allocated to Class A Shareholders.

GAAP Net INCOME Allocated to Class A Shareholders

For the 2014 first quarter, Och-Ziff reported GAAP Net Income of $23.9 million, or $0.14 per basic and diluted Class A Share, compared to $30.0 million, or $0.20 per basic and diluted Class A Share, for the 2013 first quarter.

The year-over-year decline in the Company’s GAAP results was primarily due to a combination of lower incentive income and higher compensation and benefits expenses, partially offset by an increase in management fees as discussed in the “Economic Income (Non-GAAP)” section of this press release.

The Company’s GAAP results in the 2014 first quarter were impacted by non-cash expenses of $27.1 million for equity-based compensation. These expenses primarily relate to Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”), granted to executive managing directors, as well as Class A Restricted Share Units (“RSUs”) granted to employees and executive managing directors. Each RSU represents the right to receive one Class A Share upon vesting. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Distributable Earnings (NON-GAAP)

The Company’s Distributable Earnings for the 2014 first quarter were $127.8 million, or $0.25 per Adjusted Class A Share, 7% lower than $136.9 million, or $0.29 per Adjusted Class A Share, for the 2013 first quarter.

The year-over-year decrease in Distributable Earnings was primarily due to lower incentive income and an increase in compensation and benefits expenses, partially offset by an increase in management fees and lower non-compensation expenses. See the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers impacting the Company’s revenues and operating expenses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibit 2 that accompanies this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

Assets Under Management

Assets under management by fund:

			% Change(1)
(dollars in billions)	March 31, 2014	March 31, 2013	Mar. 2014 vs. Mar. 2013

Multi-strategy funds
OZ Master Fund	$25.8	$22.2	16%
OZ Europe Master Fund	1.3	1.9	-29%
OZ Asia Master Fund	1.4	1.2	18%
Other multi-strategy funds	4.0	3.1	32%
Multi-strategy funds	32.5	28.4
Credit funds	4.8	3.7	32%
CLOs	2.6	1.6	67%
Real estate funds	1.6	0.9	84%
Other	1.1	0.4	69%
Total	$42.6	$35.0	22%
(1)	Rounding differences may occur.

As of March 31, 2014, assets under management totaled $42.6 billion, an increase of $7.6 billion, or 22%, from March 31, 2013, which was driven by capital net inflows of $4.2 billion and performance-related appreciation of $3.4 billion. These capital net inflows included $1.0 billion related to two CLOs that the Company closed in the year-over-year period, as well as $763.5 million related to the first close of the Company's third real estate fund, which occurred in the first quarter of 2014.

During the month of March, the Company had approximately $901.7 million of intra-month capital net inflows, primarily related to the first close of the Company’s third real estate fund discussed above, which are included in the $42.6 billion of assets under management as of March 31, 2014. Assets under management increased to an estimated $43.5 billion as of May 1, 2014. This increase reflected estimated performance-related depreciation of approximately $467.3 million in April and capital net inflows of approximately $1.4 billion, which was comprised of approximately $194.3 million of net inflows on April 1, 2014 and approximately $1.2 billion of net inflows from April 2, 2014 to May 1, 2014.

Investment Performance

For the 2014 first quarter, performance was driven primarily by the funds' credit-related strategies, which were partially offset by the underperformance of the funds’ long/short equity special situations strategy globally.

Net returns by fund(1):

	2014
	January	February	March	1Q

OZ Master Fund	-0.16%	2.51%	-1.87%	0.43%
OZ Europe Master Fund	-0.03%	1.29%	-1.28%	-0.04%
OZ Asia Master Fund	-3.20%	0.51%	-4.09%	-6.69%
(1)	Please see important disclosures on Exhibit 5 that accompanies this press release.

ECONOMIC INCOME (Non-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2014 first quarter were $214.0 million, down 6% from $228.6 million for the 2013 first quarter. Management fees were $154.6 million, 22% higher than management fees of $126.4 million for the prior-year period. Incentive income was $59.0 million, compared to $101.3 million for the prior-year period.

The year-over-year decrease in Economic Income revenues was driven by lower incentive income. The primary driver of the year-over-year decline related to $69.6 million of incentive income crystallized in the first quarter of 2013 on certain credit assets that was not repeated in the first quarter of 2014, partially offset by tax distributions taken on the Company’s longer-term assets. The year-over-year decline in incentive income was partially offset by an increase in management fees primarily due to the year-over-year growth in assets under management, which was driven by a combination of performance-related appreciation and capital net inflows.

The average management fee rate was 1.51% for the 2014 first quarter, compared to 1.56% for the 2013 first quarter. This decline was due primarily to an increase in assets under management in the Company's dedicated credit platforms and CLOs, which earn lower management fees as is reflective of the market for these products.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2014 first quarter totaled $29.2 million, up 24% from compensation and benefits of $23.5 million for the 2013 first quarter. Salaries and benefits totaled $25.6 million, 20% higher than salaries and benefits of $21.4 million in the prior-year period.

The year-over-year increase in compensation and benefits was primarily driven by higher salaries and benefits due to the Company’s hiring activities globally.

The ratio of salaries and benefits to management fees was 17% for the first quarters of 2014 and 2013, respectively.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2014 first quarter totaled $28.8 million, down 6% from non-compensation expenses of $30.7 million for the 2013 first quarter. The decrease was driven primarily by lower professional services fees, partially offset by higher insurance costs.

The ratio of non-compensation expenses to management fees was 19% for the 2014 first quarter, compared to 24% for the 2013 first quarter.

Economic Income (Non-GAAP)

Economic Income for the 2014 first quarter was $160.8 million, down 8% from Economic Income of $174.2 million for the 2013 first quarter.

The decrease in Economic Income was primarily due to a decrease in incentive income and an increase in compensation and benefits expenses, partially offset by an increase in management fees and lower non-compensation expenses.

CAPITAL

As of March 31, 2014, the number of Class A Shares outstanding was 170,684,241. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (collectively, “Partner Units”), as well as RSUs outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares ("Adjusted Class A Shares"). For the first quarter ended March 31, 2014, the total weighted-average Adjusted Class A Shares outstanding were 505,341,354.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2014 first-quarter dividend of $0.23 per Class A Share. The dividend is payable on May 19, 2014 to holders of record as of the close of business on May 12, 2014.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.2025 of the 2014 first-quarter dividend will be treated as U.S. source dividend income and $0.0037 will be treated as U.S. source interest income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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The Company will host a conference call today, May 2, 2014, at 8:30 a.m. Eastern Time to discuss its 2014 first-quarter results. The call will be open to the public and can be accessed by dialing +1-888-679-8034 (callers inside the U.S.) or +1-617-213-4847 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 96514800. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 96547678, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

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Non-GAAP Financial Measures

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company's only reportable segment under GAAP, and for the Company's Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company's Other Operations.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy funds, credit funds, CLOs and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income (Loss) or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 and 3 that accompany this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.
•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company's executive managing directors and the Ziffs, including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.

Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors and the Ziffs with respect to their Partner Units.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained herein are based upon historical information and on our current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; conditions impacting the alternative asset management industry; our ability to successfully compete for fund investors, assets, professional talent and investment opportunities; our ability to retain our active executive managing directors, managing directors and other investment professionals; our successful formulation and execution of our business and growth strategies; our ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to our business; and assumptions relating to our operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if our assumptions or estimates prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the Securities and Exchange Commission (“SEC”), including but not limited to our annual report on Form 10-K for the year ended December 31, 2013, filed on March 18, 2014, which we refer to as our “Annual Report.” There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. We do not undertake to update any forward-looking statement because of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai, Beijing and Dubai. Och-Ziff provides asset management services to institutional investors globally through its multi-strategy funds, credit funds, CLOs, real estate funds, equity funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of May 1, 2014, Och-Ziff had approximately $43.5 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Revenues
Management fees	$158,770	$128,798
Incentive income	52,093	100,160
Other revenues	446	961
Income of consolidated Och-Ziff funds	74,171	56,292
Total Revenues	285,480	286,211

Expenses
Compensation and benefits	65,855	51,415
Reorganization expenses	4,021	4,021
Interest expense	1,666	1,730
General, administrative and other	35,912	37,873
Expenses of consolidated Och-Ziff funds	38,677	15,326
Total Expenses	146,131	110,365

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	5,483	305
Net gains of consolidated Och-Ziff funds	54,499	107,250
Total Other Income	59,982	107,555

Income before Income Taxes	199,331	283,401
Income taxes	33,591	25,295
Consolidated Net Income	$165,740	$258,106

Allocation of Consolidated Net Income
Class A Shareholders	$23,852	$30,035
Noncontrolling interests	132,065	225,792
Redeemable noncontrolling interests	9,823	2,279
	$165,740	$258,106

Earnings Per Class A Share
Basic	$0.14	$0.20
Diluted	$0.14	$0.20

Weighted-Average Class A Shares Outstanding
Basic	171,920,763	150,646,754
Diluted	175,925,367	151,625,895

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Net income allocated to Class A Shareholders—GAAP	$24,445	$(593)	$23,852	$20,348	$9,687	$30,035
Net income allocated to the Och-Ziff Operating Group A Units	73,581	-	73,581	105,879	-	105,879
Income taxes	33,591	-	33,591	25,295	-	25,295
Equity-based compensation	27,130	-	27,130	22,718	-	22,718
Incentive income allocations from consolidated funds subject to clawback	(7,644)	(673)	(8,317)	(12,293)	(11,153)	(23,446)
Allocations to Och-Ziff Operating Group D Units	5,157	-	5,157	4,200	-	4,200
Adjustment for expenses related to compensation arrangements based on fund investment performance	1,101	3,265	4,366	1,003	-	1,003
Reorganization expenses	4,021	-	4,021	4,021	-	4,021
Changes in tax receivable agreement liability	(3,815)	-	(3,815)	19	-	19
Depreciation and amortization	1,643	185	1,828	2,135	185	2,320
Other	(612)	58	(554)	(90)	2,261	2,171
Economic Income—Non-GAAP	$158,598	$2,242	160,840	$173,235	$980	174,215
Adjusted Income Taxes—Non-GAAP(1)			(33,039)			(37,295)
Distributable Earnings—Non-GAAP			$127,801			$136,920

Weighted-Average Class A Shares Outstanding			171,920,763			150,646,754
Weighted-Average Partner Units			320,836,835			313,117,025
Weighted-Average Class A Restricted Share Units (RSUs)			12,583,756			10,772,238
Weighted-Average Adjusted Class A Shares			505,341,354			474,536,017

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.25			$0.29

(1)

Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Management fees—GAAP	$156,096	$2,674	$158,770	$125,921	$2,877	$128,798
Adjustment to management fees(1)	(4,210)	-	(4,210)	(2,406)	-	(2,406)
Management Fees—Economic Income Basis—Non-GAAP	151,886	2,674	154,560	123,515	2,877	126,392

Incentive income—GAAP	52,093	-	52,093	100,160	-	100,160
Adjustment to incentive income(2)	6,915	-	6,915	1,114	-	1,114
Incentive Income—Economic Income Basis—Non-GAAP	59,008	-	59,008	101,274	-	101,274
Other revenues(3)	439	7	446	957	4	961
Total Revenues—Economic Income Basis—Non-GAAP	$211,333	$2,681	$214,014	$225,746	$2,881	$228,627

Compensation and benefits—GAAP	$61,513	$4,342	$65,855	$50,353	$1,062	$51,415
Adjustment to compensation and benefits(4)	(33,389)	(3,265)	(36,654)	(27,920)	-	(27,920)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$28,124	$1,077	$29,201	$22,433	$1,062	$23,495

Interest expense and general, administrative and other expenses—GAAP	$38,031	$(453)	$37,578	$39,007	$596	$39,603
Adjustment to interest expense and general, administrative and other expenses(5)	(8,545)	(185)	(8,730)	(8,687)	(185)	(8,872)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$29,486	$(638)	$28,848	$30,320	$411	$30,731

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$5,483	$-	$5,483	$305	$-	$305
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(6)	(609)	-	(609)	(70)	-	(70)
Net Gains on Joint Ventures—GAAP	$4,874	$-	$4,874	$235	$-	$235

Net income allocated to noncontrolling interests—GAAP	$96,229	$35,836	$132,065	$149,680	$76,112	$225,792
Adjustment to net income allocated to noncontrolling interests(7)	(96,230)	(35,836)	(132,066)	(149,687)	(75,684)	(225,371)
Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(1)	$-	$(1)	$(7)	$428	$421

(1)

Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items is presented.
(4)

Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(5)

Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)

Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
(dollars in millions)

		Year Ended December 31,
	Three Months Ended March 31, 2014	2013	2012	2011

Total Assets Under Management(1)
Beginning of period balance	$40,239	$32,604	$28,766	$27,935
Net flows	2,210	3,104	480	1,116
Appreciation (depreciation)(2)	177	4,531	3,358	(285)
End of Period Balance	$42,626	$40,239	$32,604	$28,766

Assets Under Management by Fund(1)
OZ Master Fund	$25,815	$25,211	$21,780	$20,198
OZ Europe Master Fund	1,325	1,437	1,961	2,272
OZ Asia Master Fund	1,375	1,342	1,394	1,620

Net Returns(3)
OZ Master Fund	0.4%	13.9%	11.6%	-0.5%
OZ Europe Master Fund	0.0%	12.4%	8.6%	-4.9%
OZ Asia Master Fund	-6.7%	13.5%	7.0%	-3.8%

Past performance is no indication or guarantee of future results.

(1)

Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)

Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

(3)

Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2014
	January	February	March	1Q

Net Returns(1)
OZ Master Fund	-0.16%	2.51%	-1.87%	0.43%
OZ Europe Master Fund	-0.03%	1.29%	-1.28%	-0.04%
OZ Asia Master Fund	-3.20%	0.51%	-4.09%	-6.69%

S&P 500 Index(2)	-3.46%	4.57%	0.84%	1.81%
MSCI World Index(2)	-3.22%	4.26%	0.24%	1.15%

	2013
	January	February	March	April	May	June	July	August	September	October	November	December	FY2013

Net Returns(1)
OZ Master Fund	2.37%	0.41%	1.18%	1.78%	1.28%	-0.69%	1.07%	0.07%	1.91%	1.15%	1.04%	1.53%	13.87%
OZ Europe Master Fund	3.41%	0.29%	0.14%	-0.45%	1.51%	-0.01%	1.67%	-0.45%	1.53%	2.05%	1.49%	0.60%	12.36%
OZ Asia Master Fund	3.64%	0.31%	1.56%	4.68%	-0.93%	-0.90%	-0.51%	0.31%	1.54%	0.10%	1.59%	1.51%	13.51%

S&P 500 Index(2)	5.18%	1.36%	3.75%	1.93%	2.34%	-1.33%	5.09%	-2.90%	3.14%	4.60%	3.05%	2.53%	32.39%
MSCI World Index(2)	5.40%	1.53%	2.73%	2.86%	1.53%	-2.38%	4.76%	-2.02%	3.77%	3.98%	2.22%	2.13%	29.57%

Past performance is no indication or guarantee of future results.

(1)

Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

(2)

This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of April 1, 2014

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	67%	Pensions	32%
Structured Credit	15%	Private Banks	16%
Convertible and Derivative Arbitrage	8%	Fund-of-Funds	14%
Corporate Credit	7%	Corporate, Institutional and Other	14%
Merger Arbitrage	2%	Foundations and Endowments	11%
Private Investments	1%	Family Offices and Individuals	7%
Cash	0%	Related Parties	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	66%	North America	73%
Europe	23%	Europe	16%
Asia	11%	Asia and Other	11%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.
(2)

The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.